UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 27, 2006
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	0-13857 (Commission file number)	98-0366361 (I.R.S. employer identification number)

13135 South Dairy Ashford, Suite 800 Sugar Land, Texas (Address of principal executive offices)	77478 (Zip code)
Registrant’s telephone number, including area code: (281) 276-6100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On October 27, 2006, the Board of Directors of Noble Corporation (the “Company”) appointed Mark A. Jackson as Chief Executive Officer of the Company effective October 30, 2006. Mr. Jackson, a director of the Company, retains his current offices as President and Chief Operating Officer of the Company. Mr. Jackson succeeds James C. Day as Chief Executive Officer. Mr. Day continues to serve as Chairman of the Board of the Company and an employee, consistent with the Company’s previous announcement that Mr. Day will retire from the Company and the Board of Directors on April 30, 2007.
     Mr. Jackson has been appointed to a term of office as Chief Executive Officer to serve until his successor is chosen and qualified or until his earlier death, resignation or removal. There is no arrangement or understanding between Mr. Jackson and any other person pursuant to which Mr. Jackson was appointed to his office as Chief Executive Officer. There is no family relationship between Mr. Jackson and any director or executive officer of the Company.
     Mr. Jackson, age 50, became a member of the Board of Directors of the Company on July 28, 2006. Mr. Jackson was appointed President and Chief Operating Officer of the Company effective February 10, 2006. He served as Senior Vice President and Chief Operating Officer of the Company from March 1, 2005 to February 10, 2006. Mr. Jackson served as Senior Vice President and Chief Financial Officer, Treasurer and Controller of the Company from September 1, 2000 through September 26, 2005. From 1999 to August 2000, he served as Executive Vice President and Chief Financial Officer of Santa Fe Snyder Corporation, an oil and gas exploration and production company. From 1997 to 1999, he served as Senior Vice President and Chief Financial Officer of Snyder Oil Corporation, an oil and gas exploration and production company. Prior to 1997, Mr. Jackson served consecutively in the positions of Vice President and Controller, Vice President — Finance, and Vice President and Chief Financial Officer of Apache Corporation, an oil and gas exploration and production company, beginning in 1988.
     As previously reported, the Company has appointed Thomas L. Mitchell as Senior Vice President and Chief Financial Officer, Treasurer and Controller of the Company, effective November 6, 2006, and the interim basis service of Mr. Jackson as acting Chief Financial Officer will terminate effective the date Mr. Mitchell’s employment begins.
ITEM 7.01. REGULATION FD DISCLOSURE.
     On October 30, 2006, the Company issued a press release announcing the appointment of Mark A. Jackson as Chief Executive Officer of the Company. A copy of such press release is attached as Exhibit 99.1 to this report and will be published in the “Newsroom” area on the Company’s web site at http://www.noblecorp.com. Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the press release is being furnished and shall not be deemed to be “filed” under the U.S. Securities Exchange Act of 1934.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
     The information required by this Item 9.01(d) is set forth in the Index to Exhibits accompanying this report and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: October 30, 2006	By:	/s/ JULIE J. ROBERTSON
Julie J. Robertson,
Executive Vice President and Corporate Secretary

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

99.1	Noble Corporation news release issued October 30, 2006.

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